                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          OCEAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          OCEAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------
Notes:

                             OCEAN FINANCIAL CORP.
                               975 HOOPER AVENUE
                      TOMS RIVER, NEW JERSEY  08754-2009

                      ----------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 23, 1998

                      ----------------------------------


     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Ocean Financial Corp. (the "Company"), the holding company for Ocean Federal Savings Bank (the "Bank"), will be held on April 23, 1998 at 10:00 a.m., at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey.

     The purpose of the Annual Meeting is to consider and vote upon the following matters:

     1.   The election of three directors to a three-year term of office.
     2. The ratification of the Amended and Restated Ocean Financial Corp. 1997 Incentive Plan ("Plan").
     3. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and
     4. Such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

     The Board of Directors has established March 2, 1998, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on such record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available at Ocean Financial Corp., 975 Hooper Avenue, Toms River, New Jersey 08754-2009, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

                              By Order of the Board of Directors

                              /s/ John K. Kelly
                              -------------------
                              John K. Kelly
                              Corporate Secretary

Toms River, New Jersey
March 19, 1998

                             OCEAN FINANCIAL CORP.

                            -----------------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 23, 1998

                            -----------------------

SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement is being furnished to shareholders of Ocean Financial Corp. (the "Company") in connection with the solicitation by the Board of Directors (the "Board of Directors" or "Board") of proxies to be used at the annual meeting of shareholders (the "Annual Meeting"), to be held on April 23, 1998, at 10:00 a.m., at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey, and at any adjournments thereof. The 1997 Annual Report to Stockholders, including the consolidated financial statements for the fiscal year ended December 31, 1997, accompanies this Proxy Statement which is first being mailed to record holders on or about March 19, 1998.

     Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares be represented by proxy or in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXY CARDS WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT, "FOR" THE RATIFICATION OF THE AMENDED AND RESTATED OCEAN FINANCIAL CORP. 1997 INCENTIVE PLAN ("PLAN"), AND "FOR" THE RATIFICATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

     Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. EXECUTION OF A PROXY, HOWEVER, CONFERS ON THE DESIGNATED PROXY HOLDERS DISCRETIONARY AUTHORITY TO VOTE THE SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH OTHER BUSINESS, IF ANY, THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING.

     A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

     The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Kissel-Blake Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $3,500, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiary, Ocean Federal Savings Bank (the "Bank"), without additional compensation therefor.
The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from, such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

     The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below.

     The close of business on March 2, 1998, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 7,767,067 shares.

     As provided in the Company's Certificate of Incorporation, for quorum purposes, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit and are not treated as outstanding for voting purposes. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as, by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the proposed ratification of the Plan submitted for shareholder action set forth in Proposal 2, the proxy card being provided by the Board of Directors enables a shareholder to check the appropriate box on the proxy card to (i) vote "FOR" the Proposal; (ii) vote "AGAINST" the Proposal; or (iii) "ABSTAIN" from voting on such item. Under Delaware law, an affirmative vote at the Annual Meeting at which a quorum is present of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote on the Proposal is required to constitute shareholder ratification of the Proposal. Shares as to which the "ABSTAIN" box has been selected on the proxy card with respect to the proposal will be counted as present and entitled to vote and have
the effect of a vote against the matter for which   the "ABSTAIN" box has been
selected. In contrast, shares underlying broker non-votes are not counted as presented and entitled to vote on the Proposal and have no effect on the vote on the Proposal.

     As to the ratification of KPMG Peat Marwick LLP as independent auditors of the Company and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" from voting on such item. Under the Company's Bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

     Proxies solicited hereby are to be returned to the Company's transfer agent, American Stock Transfer & Trust Company ("ASTT"). The Board of Directors has designated ASTT to act as inspectors of election and tabulate the votes at the Annual Meeting. ASTT is not otherwise employed by, or a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date or as disclosed in certain reports received to date regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of the Record Date.

                                                                             AMOUNT AND
                                                                              NATURE OF
                                        NAME AND ADDRESS                     BENEFICIAL           PERCENT OF
   TITLE OF CLASS                     OF BENEFICIAL OWNER                     OWNERSHIP             CLASS
--------------------       ------------------------------------------      ---------------      -------------
Common Stock               Ocean Federal Savings Bank Employee                669,666  (1)               8.44%
                           Stock Ownership Plan ("ESOP")
                           975 Hooper Avenue
                           Toms River, New Jersey 08754-2009

Common Stock               Ocean Federal Foundation                           624,046  (2)               7.86%
                           975 Hooper Avenue
                           Toms River, New Jersey 08754-2009

Common Stock               Newburger & Berman                                 406,900  (3)               5.13%
                           605 Third Avenue
                           New York, New York 10158

_____________________
(1) Shares of Common Stock were acquired by the ESOP in the Bank's conversion
    from mutual to stock form of organization (the "Conversion").   The ESOP
    Committee administers the ESOP. The trustee for the ESOP must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. On March 19, 1998, 126,034 shares had been allocated under the ESOP and 543,632 shares remain unallocated. Under the ESOP, unallocated shares and allocated shares as to which voting instructions are not given by participants are to be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
(2) Ocean Federal Foundation (the "Foundation") was established and funded by the Company in connection with the Bank's conversion from mutual to stock form (the "Conversion") with an amount of the Company's Common Stock equal to 7.4% of the total amount of Common Stock issued in the Conversion. The Foundation is a Delaware non-stock corporation and is dedicated to charitable purposes within Ocean County, New Jersey and its neighboring communities. The Foundation is governed by a board of directors with 18 members, nine of whom are civic or community leaders in the Bank's local community who are not affiliated with the Company or the Bank, or their officers, directors and employees. The remaining nine members of the Foundation's board of directors are directors of the Company and the Bank. Pursuant to the terms of the contribution of Common Stock, as mandated by the Office of Thrift Supervision, all shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company.
(3) Based upon a representation to the Company by the beneficial owners as of the Record Date.

                PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                      PROPOSAL I.  ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of nine (9) directors and is divided into three classes. Each of the nine members of the Board of Directors also presently serves as a director of the Bank. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

     The three nominees proposed for election at the Annual Meeting are Michael
E. Barrett, Donald E. McLaughlin and James T. Snyder. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

     In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. UNLESS AUTHORITY TO VOTE FOR THE DIRECTORS IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.


INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

     The following table sets forth, as of the Record Date, the names of nominees and continuing directors and the Named Executive Officers (as defined below), their ages, a brief description of their recent business experience, including present occupations and employment, the year in which each became a director of the Bank and the year in which their terms (or, in the case of nominees, their proposed terms) as director of the Company expire. This table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and all directors and Named Executive Officers as a group as of the Record Date.

                                                                                           AMOUNT AND          OWNERSHIP
                                                                        EXPIRATION         NATURE OF              AS A
 NAME AND PRINCIPAL OCCUPATION AT                       DIRECTOR        OF TERM AS         BENEFICIAL          PERCENT OF
 PRESENT AND FOR PAST FIVE YEARS              AGE       SINCE(1)         DIRECTOR         OWNERSHIP(2)          CLASS(9)
----------------------------------           -----    ------------      -----------     -----------------      -----------
NOMINEES

Michael E. Barrett                            58           1989               2001          47,188 (6)(7)              .59%
 Executive Vice President of the Bank

Donald E. McLaughlin                          50           1985               2001          23,089 (3)(4)              .29%
 President, Donald E. McLaughlin, CPA, P.C.

James T. Snyder                               63           1991               2001          31,089 (3)(4)              .39%
 Retired, Former 50% owner of
 Wallach's Inc., a New Jersey
 retail company.


CONTINUING DIRECTORS

Thomas F. Curtin                              66           1991               1999          31,089 (3)(4)              .39%
 Partner, The Foristall
 Company, Inc., an investor
 relations firm.

John R. Garbarino                             48           1984               1999                143,561 (6)(7)      1.81%
 Chairman of the Board
 President and Chief Executive
 Officer of the Company and the Bank

Frederick E. Schlosser                        75           1968               1999          29,839 (3)(4)              .38%
 Retired, former Vice President
 for Steinbach's department
 stores.

Carl Feltz, Jr.
 Principal, Feltz Associates,                 59           1990               2000          22,789 (3)(4)              .29%
 Architects

Robert E. Knemoller                           68           1982               2000          25,939 (3)(4)              .33%
 Retired, former Executive
 Officer of the Bank

Diane F. Rhine                                48           1997               2000          12,805 (4)(5)              .16%
 President/Owner of Citta &
 Cobb, Inc., Realtors

                                                                                           AMOUNT AND          OWNERSHIP
                                                                        EXPIRATION         NATURE OF              AS A
 NAME AND PRINCIPAL OCCUPATION AT                       DIRECTOR        OF TERM AS         BENEFICIAL          PERCENT OF
 PRESENT AND FOR PAST FIVE YEARS              AGE       SINCE(1)         DIRECTOR         OWNERSHIP(2)          CLASS(9)
----------------------------------           -----    ------------      -----------     -----------------      -----------
NAMED EXECUTIVE OFFICERS
(WHO ARE NOT ALSO DIRECTORS)

Karl E. Reinheimer                             50            --               --           25,578 (6)(7)               .32%
 Executive Vice President and
 Chief Operating Officer of
 the Bank, formerly Vice President
 of Summit Bank.

Michael J. Fitzpatrick                         42            --               --           54,553 (6)(7)               .69%
 Executive Vice President and
 Chief Financial Officer of the
 Company and Bank.

John K. Kelly                                  48            --               --           36,604 (6)(7)               .46%
 Senior Vice President and
 Corporate Secretary of the
 Company. Senior Vice President
 and General Counsel of Bank.

All directors and executive officers
 as a group (12 persons)...............        --            --               --          484,123 (8)                 6.10%

_______________________
(1) Includes years of service as a director of the Bank.
(2) Each person effectively exercises sole (or shared with spouse or other immediate family members) voting power as to shares reported as of the Record Date.
(3) Includes 14,379 shares awarded to each outside director, other than Ms. Rhine, under the Ocean Financial Corp. 1997 Incentive Plan (the "Incentive Plan"). Awards to these directors under the Incentive Plan began vesting at a rate of 20% per year commencing on February 4, 1998; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments will only vest if the performance criteria to be established by the Compensation Committee (as defined below) is satisfied. Each participant has voting power as to the shares awarded.
(4) Excludes 26,842 options granted to each outside director under the Incentive Plan which have not yet vested. Options granted pursuant to the Incentive Plan became exercisable at a rate of 20% per year commencing on February 4, 1998, except for Ms. Rhine whose options became exercisable at a rate of 20%
    per year commencing February 19, 1998.   Includes 6,710 options granted to
    each outside director under the Incentive Plan's vesting schedule effective February 4, 1998.
(5) Includes 3,595 shares awarded to Ms. Rhine under the Incentive Plan, which began vesting at a rate of 20% per year commencing on February 19, 1998; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments will only vest if the performance criteria to be established by the Compensation Committee is satisfied. Ms. Rhine has voting power as to the shares awarded.
(6) Includes 83,881, 26,842, 10,066, 26,842 and 16,776 shares awarded to Messrs.
    Garbarino, Barrett, Reinheimer, Fitzpatrick, and Kelly, respectively, under the Incentive Plan. Awards to officers under the Incentive Plan began vesting at a rate of 20% per year beginning on February 4, 1998; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments will only vest if the performance criteria to be established by the Compensation Committee is satisfied. Each participant has voting power as to the shares awarded.
(7) Excludes 161,051, 33,552, 60,394, 60,394 and 20,131 options granted to
    Messrs. Garbarino, Barrett, Reinheimer, Fitzpatrick, and Kelly, respectively, which have not yet vested. Options granted pursuant to the Incentive Plan became exercisable at a rate of 20% per year commencing on February 4, 1998. See "Executive Compensation - Incentive Plan." Includes 40,263, 8,388, 15,099, 15,099 and 5,033 options vested to Messrs. Garbarino, Barrett, Reinheimer, Fitzpatrick and Kelly, respectively, under the Incentive Plan's vesting schedule effective February 4, 1998.
(8) Includes a total of 254,276 shares awarded under the Incentive Plan and excludes 523,416 options granted under the Incentive Plan which are not currently exercisable.
(9) For purposes of calculating the ownership as a percent of shares outstanding as of the Record Date all presently exercisable options have been added to the outstanding Common Stock.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors of the Company generally meets on a quarterly basis and may have additional meetings as needed. During 1997, the Board of Directors of the Company, which was formed on November 21, 1995, held ten meetings. All Directors attended at least 75% of meetings. The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

     AUDIT COMMITTEE. The Audit Committee of the Company and the Bank consists of Messrs. McLaughlin, Knemoller and Schlosser. This committee generally meets on a quarterly basis and is responsible for the review of the audit and loan review reports and management actions regarding the implementation of audit findings. The Bank's Internal Auditor and Loan Review Officer report to this committee, and the committee also maintains a liaison with outside auditors and reviews the adequacy of internal controls. The Audit Committee of the Company and the Bank met five times in 1997.

     NOMINATING COMMITTEE. The Company's Nominating Committee for the 1998 Annual Meeting consists of Messrs. Garbarino, Schlosser and Curtin. The committee considers and recommends the nominees for director to stand for election at the Company's annual meeting of shareholders. The Company's Certificate of Incorporation and Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. The shareholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's Bylaws and by the Exchange Act. See "Additional Information - Notice of Business to be Conducted at an Annual Meeting." The Nominating Committee met three times in 1997.

     HUMAN RESOURCES/COMPENSATION COMMITTEE. The Human Resources/Compensation Committee of the Company and the Bank (the "Compensation Committee") consists of Messrs. Knemoller, Schlosser and Curtin. The Compensation Committee meets to establish compensation for the executive officers, and to review the incentive compensation programs when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation and benefit programs for other salaried officers and employees of the Company and the Bank. See "Executive Compensation - Compensation Committee Report on Executive Compensation." The Compensation Committee of the Company and the Bank met two times in 1997.

DIRECTORS' COMPENSATION

     DIRECTORS' FEES. Currently, all outside directors of the Bank and the Company receive an annual retainer of $15,000 for service on the Bank's Board and $5,000 for service on the Company's Board. All fees are paid to directors quarterly. Outside directors of the Bank also receive a fee of $900 for each regular board meeting attended and $300 for each committee meeting attended; however, committee chairmen receive $500 per committee meeting attended.

The Bank's directors are also provided with medical and dental insurance for which they contribute part of the cost of coverage.

     DEFERRED COMPENSATION PLAN FOR DIRECTORS. The Bank maintains a deferred compensation plan for the benefit of outside directors. The plan is a non-qualified arrangement which offers participating directors the opportunity to defer compensation through a reduction in fees in lieu of a promise of future benefits. Such benefits are payable commencing at an age mutually agreed upon by the Bank and the participating director (the "Benefit Age"). The benefits equal the account balance of the director annuitized over a period of time mutually agreed upon by the Bank and the director, and then reannuitized at the beginning of each calendar year thereafter. Lump sum payouts are also available upon eligibility for distribution of benefits or in the event of the death of the director. The account balance equals deferrals and interest. Currently the plan credits interest on deferrals at a rate equal to the sum of (i) the "Stable Fund" investment option in the Bank's qualified 401(k) plan plus (ii) 200 basis points. The plan offers a death benefit which may be funded through the proceeds of Corporate Owned Life Insurance and is equal to the estimated benefit which would have been payable if the director had participated in the plan for the entire period up to the Benefit Age. Early distribution of benefits may occur under certain circumstances which include, change in control, financial hardship, termination for cause or disability.

     INCENTIVE PLAN. Under the Incentive Plan maintained by the Company, each director who is not an officer or employee of the Company or Bank, other than Diane F. Rhine who was not a director at the time of the original grant, received non-statutory options to purchase 33,552 shares of common stock at an exercise price of $28.82, which was the fair market value of the shares on the date of grant (February 4, 1997) as defined under the Incentive Plan and an award of 14,379 shares of Common Stock. Ms. Rhine received non-statutory options to purchase 33,552 shares of Common Stock at an exercise price of $30.00, which was the fair market value on the date of grant (February 19, 1997) and an award of 3,595 shares of Common Stock (collectively, the "Directors'
Awards").   The Incentive Plan was approved by shareholders on February 4, 1997.
The Directors' Awards granted under the Incentive Plan vest over a five year period, at a rate of 20% each year commencing one year from the date of grant; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments will only vest if the performance criteria to be established by the Compensation Committee is satisfied. All Directors' Awards will immediately vest upon death or disability. The Board of Directors has amended the Plan to provide for acceleration of the vesting of such awards upon a change in control of the Company or the Bank (as defined in the Incentive Plan)(See Proposal 3). All options granted under the Incentive Plan expire in 10 years following the date of grant. When share awards vest and are distributed, the recipients will also receive an amount equal to accumulated cash and stock dividends (if any) with respect thereto, plus earnings thereon.

EXECUTIVE COMPENSATION

     The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Human Resources/Compensation Committee (the "Compensation Committee" or "Committee"), at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

     Compensation Policies. The Compensation Committee is responsible for administering the compensation and benefit program for the Company's and the Bank's employees including the executive officers. The Committee annually reviews and evaluates base salary and annual bonus recommendations made for executive officers by the Chief Executive Officer (other than for himself) along with the rationale for such recommendations. The Committee also approves the compensation for the President and Chief Executive Officer ("CEO"), who does not participate in the Committee's decision as to his compensation package. In establishing compensation levels, the Committee considers the Company's overall objectives and performance, peer group comparisons and individual performance.

     The Committee has adopted the following goals in establishing executive compensation: (1) attracting, retaining and rewarding highly qualified and productive persons; (2) relating compensation to both Company and individual performance; (3) establishing compensation levels that are internally equitable and externally competitive; and (4) providing motivation for the executive officers to enhance shareholder value by linking compensation to the performance of the Company's Common Stock.

     The Company's compensation program for executive officers consists of (1) a base salary, (2) a performance-based annual bonus, and (3) periodic grants of stock awards and stock options. In addition, executive officers may participate in other benefit plans available to all employees, including the Employee Stock Ownership Plan and the 401(K) Plan. To the extent that benefits under these plans are limited by Internal Revenue Code restrictions, the Bank makes the Executive whole through the Supplemental Executive Retirement Plan.

     Base Salaries. Salary levels are intended to be consistent and competitive with the practices of comparable financial institutions, and each executive's level of responsibility. The Committee reviewed surveys of compensation paid to executive officers performing similar duties for depository institutions and their holding companies with particular focus on the level of compensation paid by comparable institutions in New Jersey and the Mid-Atlantic region. The surveys primarily used by the Committee were the 1997 SNL Executive Compensation

Review for Thrift Institutions and the 1997 SNL Executive Compensation Review for Commercial Banks.

     Although the Compensation Committee's recommendations are discretionary and no specific formula is used for decision making, salary increases are aimed at reflecting the overall performance of the Company and the performance of the individual executive officer.

     Annual Incentive. Under the Performance Achievement Award Program, a significant portion of each executive officer's annual compensation is contingent on the financial performance of the Company and the Bank. The program compares actual performance against targets which are approved by the Committee at the beginning of each year. The bonus targets are weighed between individual objectives and the Company's success in achieving its aggressive financial goals. The annual incentive program is based upon the relative achievement of the predetermined Company-wide goals as determined on an annual basis supplemented by individual goals (generally subjective in nature). The weighting of the performance and individual goals depends on the position of the executive. This program is discussed further below under "Chief Executive Officer."

     Long Term Incentive Compensation. On February 4, 1997, shareholders of the Company approved the 1997 Incentive Plan under which executive officers received stock awards and options. Awards to executive officers under the Incentive Plan vest at a rate of 20% per year; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments will only vest if the performance criteria to be established by the Committee is satisfied. The specific grants and awards for executive officers are reflected in the "Summary Compensation Table" and in the "Option Grants in Last Fiscal Year" Table. The Committee believes that stock ownership by executive officers is a significant incentive in building stockholder value and aligning the interests of employees with those of stockholders. Stock options and stock awards under such plans were allocated by the Committee based upon regulatory practices and policies, the practices of other recently converted financial institutions as verified by external surveys and based upon the executive officers' level of responsibility and contributions to the Company and the Bank. The Committee takes into account the outstanding stock incentives when determining overall compensation.

     Chief Executive Officer. The Chief Executive Officer was evaluated for the successful level of the Company's and the Bank's operational and administrative changes during 1997 taking into account both subjective performance criteria and certain objective performance measures. Mr. Garbarino's salary for 1997 of $325,000 was unchanged from 1996. Performance measures evaluated by the Committee in determining the compensation of the Chief Executive Officer included the adoption and execution of capital management strategies; the successful execution of the Company's Business Plan; and the continued operation of the Bank in a safe and sound manner. Mr. Garbarino's base salary remains at the median level as compared to other institutions in the peer group survey.

     Consistent with the Company's policy of linking compensation and performance, Mr. Garbarino participated in a formal annual incentive program which was first adopted for the

Bank's officers in 1993. Awards made under the Incentive Program are based upon the relative achievement of a predetermined Company-wide goal for annual return on average equity supplemented by individual goals (generally subjective in nature) agreed to at the beginning of each year. These goals are structured with a target level determined by the Committee, a threshold level which must be attained to fund any award and a superior level that is above target and tied to a maximum award opportunity. Mr. Garbarino's award is weighted so that 75% of the award is determined by the Company-wide performance goal and 25% of the award is determined by individual goals. The total award earned by Mr. Garbarino for fiscal year 1997 of $103,441 represented 91% of his targeted award amount based upon both actual Company performance measured against the aggressive goals established at the start of the year as well as the Committee's evaluation of Mr. Garbarino's individual goal attainment.

     In addition, Mr. Garbarino has been granted 201,314 options and awarded 83,881 shares under the Company's 1997 Incentive Plan, which began vesting at a rate of 20% per year on February 4, 1998. The awards were made consistent with the criteria stated under "Long Term Incentive Compensation."

     Although certain quantitative and qualitative factors were reviewed to determine the Chief Executive Officer's compensation (as well as that of all executive officers), no specific formula was utilized in the Committee's decisions nor did the Committee establish a direct link between base salary levels and the Company's performance.

     The goal of the above referenced compensation policies, as implemented by the Committee, is to be certain that all executives are compensated consistent with the above guidelines. Compensation levels will be reviewed as frequently as necessary to ensure this result.


                          THE COMPENSATION COMMITTEE

                ROBERT E. KNEMOLLER        FREDERICK E. SCHLOSSER

                               THOMAS F. CURTIN

     STOCK PERFORMANCE GRAPH. The following graph shows a comparison of total stockholder return on the Company's Common Stock, based on the market price of the Common Stock with the cumulative total return of companies on The Nasdaq Stock Market (U.S.) Index and the SNL Thrift Index for the period beginning on July 3, 1996, the day the Company's Common Stock began trading, through December 31, 1997.

                    CUMMULATIVE MONTHLY RETURN AMONG OCEAN
                   FINANCIAL CORP. COMMON STOCK, ALL NASDAQ
                       U.S. STOCKS AND SNL THRIFT INDEX

                    [STOCK PERFORMANCE GRAPH APPEARS HERE]



Summary
                         07/02/96  09/30/96  12/31/96  3/31/97  6/30/97  9/30/97  12/31/97
                         --------  --------  --------  -------  -------  -------  --------
Ocean Financial Corp.      100.00    119.37    127.50   138.40   177.35   179.60    189.50
All Nasdaq US Stocks       100.00    103.03    108.09   102.28   121.03   141.50    132.70
SNL Thrift Index           100.00    109.13    123.50   135.17   160.69   190.32    210.92

Notes:

A. The lines represent quarterly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the quarterly interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.00 on 7/2/96.

     SUMMARY COMPENSATION TABLE. The following table shows, for the years ended December 31, 1997, 1996, and 1995 the cash compensation paid, as well as certain other compensation paid or accrued for that year to the Chief Executive Officer of the Company and the Bank and four other executive officers of the Company and the Bank who earned and/or received salary and bonus in excess of $100,000 in fiscal year 1997 ("Named Executive Officers"). No other executive officer of the Company or the Bank earned and/or received salary and bonus in excess of $100,000 in fiscal year 1997.

                                                                                            LONG-TERM COMPENSATION
                                                                                        -------------------------------
                                                            ANNUAL COMPENSATION (1)            AWARDS          PAYOUTS
                                                        ------------------------------- --------------------- ---------
                                                                              OTHER     RESTRICTED SECURITIES
                                                                              ANNUAL     STOCK     UNDERLYING   LTIP      ALL OTHER
             NAME AND PRINCIPAL                          SALARY     BONUS  COMPENSATION  AWARDS     OPTIONS    PAYOUTS  COMPENSATION
                POSITIONS                        YEAR     ($)      ($) (3)  ($) (4)      ($) (5)     (#) (6)   ($) (7)     ($) (8)
---------------------------------------------  -------- --------  -------- ------------ ----------  --------  --------- ------------
John R. Garbarino                                1997   $325,000  $103,441    $  --     $2,453,519   201,314  $   --     $153,430
    President and Chief Executive Officer        1996    325,000    92,930       --         --         --         --       88,655
    of the Company and the Bank..............    1995    225,600    63,099       --         --         --       158,600    11,625

Michael E. Barrett                               1997   $144,400  $ 22,852    $  --     $  785,128    41,940  $   --     $ 75,472
    Executive Vice President of the Bank.....    1996    144,400    26,838       --         --         --         --       46,346
                                                 1995    138,200    24,108       --         --         --        74,996    10,819

Michael J. Fitzpatrick
    Executive Vice President and Chief           1997   $145,000  $ 45,293    $  --     $  785,128    75,493  $   --     $ 73,337
    Financial Officer of the Company and the     1996    139,500    33,533       --         --         --         --       42,454
    Bank.....................................    1995    118,200    30,534       --         --         --        63,200     6,750

Karl E. Reinheimer (2)
    Executive Vice President and Chief           1997   $140,000  $ 21,187    $  --     $  294,430    75,493  $   --     $  6,062
    Operating Officer of the Bank............    1996     55,570    12,469       --         --         --         --        --

John K. Kelly
    Senior Vice President and Corporate          1997   $122,000  $ 24,245    $  --     $  490,698    25,164  $   --     $ 61,352
    Secretary of the Company and Senior          1996    116,300    26,114       --         --         --         --       37,079
    Vice President and General Counsel of        1995    105,700    22,042       --         --         --        45,948     5,812
    the Bank.................................

______________________________
(1) Under Annual Compensation, the column titled "Salary" includes amounts deferred by the Named Executive Officer pursuant to the Bank's 401(k) Plan and Deferred Compensation Plan.
(2) On July 15, 1996, the Bank employed Karl E. Reinheimer as Director of the Commercial Loan Division. On October 16, 1996, Mr. Reinheimer was appointed Executive Vice President and Chief Operating Officer of the Bank.
(3) Consists of bonuses paid pursuant to the Bank's Performance Achievement Awards Program, which awards bonuses based on the attainment of certain predetermined annual performance goals. See "Compensation Committee Report on Executive Compensation."
(4) For 1997, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; nor (e) preferential discounts on stock.
(5) Pursuant to the Incentive Plan, stock awards of 83,881, 26,842, 26,842, 10,066 and 16,776 were granted to Messrs. Garbarino, Barrett, Fitzpatrick, Reinheimer and Kelly. The awards will vest in five equal annual installments commencing on February 4, 1998. When shares become vested and are distributed, the recipients will also receive an amount equal to accumulated cash and stock dividends (if any) with respect thereto plus earnings thereon; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments will only vest if the performance criteria established by the Compensation Committee is satisfied. All awards vest immediately upon death, disability
    or change in control.   As of December 31, 1997, the market value of the
    awards granted to Messrs. Garbarino, Barrett, Fitzpatrick, Reinheimer and Kelly was $3,124,567, $999,865, $999,865, $374,959 and $624,906,
    respectively.
(6) For a discussion of options granted under the Incentive Plan which was approved by stockholders on February 4, 1997, see the "Option Grants in Last Fiscal Year" table.
(7) Represents the payout for the first three-year performance period and for the first year of the second performance period under the Bank's Long-Term
    Awards Program.   This program was terminated as of December 31, 1995.
(8) Includes (a) $  0, $2,184, $3,398 , $1,392 and $1,992 contributed by the
    Bank to the accounts of Messrs. Garbarino, Barrett, Fitzpatrick, Reinheimer and Kelly, respectively, under the Bank's 401(k) Plan; (b) $71,296, $69,160, $69,939, $3,231 and $59,360 representing the value of shares allocated under the ESOP, as of December 31, 1997, for the benefit of Messrs. Garbarino, Barrett, Fitzpatrick, Reinheimer and Kelly, respectively; and (c) $74,798 for Mr. Garbarino representing the contributions made under the Supplemental Executive Retirement Plan for the excess amount due under the ESOP for the fiscal year ended December 31, 1997.

     EMPLOYMENT AGREEMENTS. The Bank and the Company have entered into employment agreements with Messrs. Garbarino and Fitzpatrick (individually, the "Executive"). These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. Garbarino and Fitzpatrick.

     The employment agreements provide for a three-year term for both Executives. The Bank employment agreement provides that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of the Bank may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of the Bank after conducting a performance evaluation of the Executive. The term of the Company employment agreement is extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

     The agreements provide for termination by the Bank or the Company for cause as defined in the agreements at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to his current offices;
(ii) a material change in the Executive's functions, duties or responsibilities;
(iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank or the Company; or (v) a breach of the agreement by the Bank or the Company, the Executive or, in the event of Executive's subsequent death, his beneficiary, beneficiaries or estate, as the case may be, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the employment agreement.

     Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the employment agreement), the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of:
(i) the payments due for the remaining term of the agreement; or (ii) three times the average of the five preceding taxable years' compensation. The Bank and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement. In the event of a change in control, based upon three times 1997 base salary and incentive bonus as reported in the Summary Compensation Table, Messrs. Garbarino and Fitzpatrick would receive approximately $1,285,323 and $570,879, respectively, in severance payments, in addition to other cash and noncash benefits.

     Payments to the Executive under the Bank's agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

     CHANGE IN CONTROL AGREEMENTS. For similar reasons as with the Employment Agreements, the Bank and the Company entered into Change in Control Agreements ("CIC Agreement") with Messrs. Barrett, Reinheimer and Kelly, (individually, the "Executive"). Each CIC Agreement provides for a two-year term. Commencing on the date of the execution of the Company's CIC Agreement, the term is extended for one day each day until such time as the Board of Directors of the Company or the Executive elects by written notice not to extend the term, at which time the CIC Agreement will end on the second anniversary of the date of notice. The Company's CIC Agreement provides that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the agreement), the Executive would be entitled to a severance payment equal to two (2) times the Executive's average annual compensation for the five years preceding termination. The Bank's CIC Agreements are similar to that of the Company; however, any payments to the Executive under the Bank's CIC Agreement, would be subtracted from any amount due simultaneously under the Company's CIC Agreement. The Company and the Bank would also continue, and pay for, the Executive's life, health and disability coverage for thirty-six (36) full calendar months following termination. Payments to the Executive under the Bank's CIC Agreement are guaranteed by the Company in the event that payments or benefits are not paid by the Bank. If a change in control occurs, based upon two times 1997 base salary and incentive bonus as reported in the Summary Compensation Table, pursuant to the CIC Agreements, Messrs. Barrett, Reinheimer and Kelly would receive approximately $334,504, $322,374 and $292,490, respectively, in addition to other cash and noncash benefits.

     Payments under the employment agreements and change in control agreements in the event of a change in control may constitute some portion of an excess parachute payment under Section 280G of the Code for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank.

     INCENTIVE PLAN. The Company maintains the Incentive Plan which was approved by shareholders on February 4, 1997. The Incentive Plan provides discretionary awards to officers and key employees as determined by a committee of non-employee directors. The following table lists all grants of options under the Incentive Plan to the Named Executive Officers made on February 4, 1997 and contains certain information about the potential value of those options based upon certain assumptions as to the appreciation of the Company's stock over the life of the option.

                       OPTION GRANTS IN LAST FISCAL YEAR



                                                           INDIVIDUAL GRANTS
                           -----------------------------------------------------------------------------     -----------------------
                                NUMBER OF                                                                      POTENTIAL REALIZABLE
                               SECURITIES               % OF TOTAL                                               VALUE AT ASSUMED
                               UNDERLYING              OPTION/SARS         EXERCISE OR                           ANNUAL RATES OF
                                OPTIONS/                GRANTED TO         BASE PRICE                              STOCK PRICE
                              SARS GRANTED             EMPLOYEES IN            PER           EXPIRATION         APPRECIATION FOR
         NAME                 (2)(3)(4)(5)             FISCAL YEAR            SHARE           DATE (6)             OPTIONS (1)
-----------------------    -----------------        ----------------     -------------    --------------     -----------------------
                                                                                                                 5%          10%
                                                                                                             ----------  -----------
John R. Garbarino                    201,314                    24.8%           $28.82          02/04/07     $3,655,177   $9,224,972

Michael E. Barrett                    41,940                     5.2             28.82          02/04/07        761,488    1,921,850

Michael J. Fitzpatrick                75,493                     9.3             28.82          02/04/07      1,370,697    3,459,376

Karl E. Reinheimer                    75,493                     9.3             28.82          02/04/07      1,370,697    3,459,376

John K. Kelly                         25,164                     3.1             28.82          02/04/07        456,893    1,153,111

_____________________________
(1) The amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be realized.
(2) Options granted pursuant to the Incentive Plan are exercisable in equal installments at an annual rate of 20% beginning February 4, 1998; provided however, options will be immediately exercisable upon death, disability or change in control (as defined in the Incentive Plan).
(3) The purchase price may be paid in cash or in Common Stock.
(4) Options include limited (SAR) rights pursuant to which the options may be exercised in the event of a change in control of the Company. Upon exercise of a limited right, the optionee would receive a cash payment equal to the difference between the exercise price of the related option on the date of the grant and the fair market value of the underlying shares of common stock on the date the limited right is exercised.
(5) All options are intended to be Incentive Stock Options to the extent permissible under Section 422 of the Code.
(6) The option term is ten years.

  The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options and the values of such options held by the Named Executive Officers as of December 31, 1997


                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                                              VALUE OF
                                          NUMBER OF SECURITIES                              UNEXERCISED
                                         UNDERLYING UNEXERCISED                             IN-THE-MONEY
                                            OPTIONS/SARS AT                                OPTION/SARS AT
                                           FISCAL YEAR END(#)                            FISCAL YEAR END($)
                                  -------------------------------------      -----------------------------------------
           NAME                       EXERCISABLE/UNEXERCISABLE(1)                  EXERCISABLE/UNEXERCISABLE(2)
---------------------------       -------------------------------------      -----------------------------------------
John R. Garbarino                            --/201,314                                   $--/$1,697,077

Michael E. Barrett                            --/41,940                                       --/353,554

Michael J. Fitzpatrick                        --/75,493                                       --/636,406

Karl E. Reinheimer                            --/75,493                                       --/636,406

John K. Kelly                                 --/25,164                                       --/212,133

___________________________
(1)  The options in this table have an exercise price of $28.82.
(2) Based on the market value of the underlying Common Stock, $37.25, at December 31, 1997, minus the exercise price.


     RETIREMENT PLAN. The Bank maintains a defined benefit plan (the "Retirement Plan") for salaried employees who have attained the age of 21 and have completed one year of service. Benefits vest after a participant is credited with five years of service. The Retirement Plan is designed to comply with the requirements under Section 401(a) of the Code.

     Compensation under the Retirement Plan includes all regular pay, overtime and regular bonuses as set forth under "- Summary Compensation Table." The benefits are not subject to any social security adjustment. About the time of the conversion from mutual to stock form, the Board of Directors froze the future accrual of benefits under the Retirement Plan in coordination with the adoption or amendment of other qualified employee benefit plans. The benefit amounts listed below were computed on a 10 year certain and continuous benefit basis, which is the normal form under the plan. Participants of the Retirement Plan, however, have the option of electing benefits to be paid on a single life annuity basis.

     The following table sets forth the estimated annual benefits payable upon retirement at age 65 for the year ended December 31, 1997, expressed in the form of a 10 year certain and continuous benefit, for the final average salary and benefit service classifications specified.

                                         OCEAN FEDERAL SAVINGS BANK EMPLOYEE PENSION PLAN
                                         ------------------------------------------------
  FINAL AVERAGE                                        YEARS OF SERVICE
   COMPENSATION                                        ----------------
                              15             20               25               30              35
------------------         -------        -------          -------          -------         -------
          $ 50,000         $ 7,500        $10,000          $12,500          $15,000         $17,500
           100,000          15,000         20,000           25,000           30,000          35,000
           150,000          22,500         30,000           37,500           45,000          52,500
           200,000          22,500         30,000           37,500           45,000          52,500
           250,000          22,500         30,000           37,500           45,000          52,500
           300,000          22,500         30,000           37,500           45,000          52,500
           350,000          22,500         30,000           37,500           45,000          52,500


     The approximate credited years of service, as of December 31, 1997, for the named executive officers are as follows:


     NAME                                                 SERVICE
     ----                                                 -------
     John R. Garbarino................................... 24
     Michael E. Barrett..................................  8
     Michael J. Fitzpatrick..............................  3
     Karl E. Reinheimer..................................  0
     John K. Kelly.......................................  8


     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Bank maintains a non-qualified Supplemental Executive Retirement Plan ("SERP") to provide a select group of management and highly compensated employees with additional retirement benefits. The benefits provided under the SERP make up the difference between an amount up to 70% of final base compensation and the benefits provided from Bank funding of the Bank's tax qualified retirement plans and 401(k) Plan. The amounts contributed for the pension plan and 401(k) plan are tied together. In addition, the SERP provides a benefit equal to the benefits lost from the ESOP due to the application of limitations imposed by the Code, as amended, on compensation and maximum benefits under the ESOP.

     The Bank established an irrevocable trust in connection with the SERP.
This trust is funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the SERP. The assets of the trust are beneficially owned by the SERP participants, who recognize income as contributions are made to the trust. Earnings on the trust's assets are taxable to the participants. The amounts contributed in 1997 under the SERP (exclusive of the ESOP benefits) for Messrs. Garbarino,

Barrett, Fitzpatrick, Reinheimer and Kelly were $59,930, $23,262, $13,921, $10,993 and $11,543, respectively.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     All loans made by the Bank to its directors and executive officers are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. In January 1997, the Bank determined to offer loans to executive officers on terms not available to the public but available to other full-time employees, in accordance with recently modified federal regulations. Under the Bank's existing policy, any loan to an executive officer or director, must be approved, in advance, by a majority of the disinterested members of the Board of Directors.

                  PROPOSAL 2. RATIFICATION OF THE AMENDED AND
              RESTATED OCEAN FINANCIAL CORP. 1997 INCENTIVE PLAN

     The Board of Directors of Ocean Financial Corp. adopted the Amended and Restated 1997 Incentive Plan (the "Plan") on February 18, 1998 and is presenting it for ratification by the Company's stockholders at the Annual Meeting. The Plan amends and restates the Ocean Financial Corp. 1997 Incentive Plan originally adopted by the Board and approved by stockholders on February 4, 1997. The Board of Directors determined that it was in the best interest of the Company and the Bank to amend and restate the Plan to, among other things eliminate a provision of the Plan that permitted the Board, in its discretion, to change the exercise price of previously granted options without stockholder approval, provide for the acceleration of the vesting of awards and stock options following a change in control of the Company or Bank, eliminate certain outdated regulatory requirements no longer necessary, and make certain technical amendments. Due to the amendments that have been made to the Plan, the Company is presenting the Plan to the stockholders for stockholder ratification.

     At March 2, 1998, options covering 789,875 of the Company's Common Stock had been granted and 48,932 shares (other than shares that might in the future be returned to the Plan as a result of cancellation or expiration of options) remained available to satisfy options granted in the future under the Plan.

     The following is a summary of the Plan, which is qualified in its entirety by the complete provisions of the Plan attached as Appendix A.

GENERAL

     The Plan authorizes the granting of options to purchase Common Stock, option-related awards and awards of Common Stock (collectively, "Awards"). Subject to certain adjustments to the Awards, as specified in Section 15 of the Plan, to prevent dilution, diminution or enlargement of the rights of the participant, the maximum number of shares currently available for Awards under the Plan is 1,174,330 shares. The maximum number of shares currently reserved for purchase pursuant to the exercise of options and option-related Awards which may be granted under the Plan is 838,807 shares. The maximum number of shares currently reserved for the award of shares of Common Stock ("Stock Awards") is 335,523 shares. At March 2, 1998, 789,875 options had been granted to participants and Stock Awards for 324,936 shares of stock had been granted to participants pursuant to the Plan. All officers, other employees and non-employee directors, including advisory directors of the Company and its affiliates are eligible to receive Awards under the Plan. The Plan is administered by a committee (the "Committee"). Authorized but unissued shares or shares previously issued and reacquired by the Company may be used to satisfy Awards under the Plan.

AWARDS

     TYPES OF AWARDS.  The Plan authorizes the grant of Awards in the form of:
(i) options to purchase the Company's Common Stock intended to qualify as incentive stock options under Section 422 of the Code (options which afford tax benefits to the recipients upon compliance with certain conditions and which do not result in tax deductions to the Company), referred to as "Incentive Stock Options" or "ISOs"; (ii) options that do not so qualify (options which do not afford income tax benefits to recipients, but which may provide tax deductions to the Company), referred to as "Non-statutory Stock Options" or "NSOs"; (iii) limited rights which are exercisable only upon a change in control of the Company (as defined in the Plan) ("Limited Rights"); and (iv) Stock Awards, which provide a grant of Common Stock that may vest over time.

     OPTIONS. The Committee has the discretion to award Incentive Stock Options or Non-statutory Options to employees, while only Non-statutory Stock Options may be awarded to non-employee directors. Pursuant to the Plan, the Committee has the authority to determine the date or dates on which each stock option will become exercisable. In order to qualify as Incentive Stock Options under
Section 422 of the Code, the exercise price must not be less than 100% of the fair market value on the date of the grant. Incentive Stock Options granted to any person who is the beneficial owner of more than 10% of the outstanding voting stock may be exercised only for a period of five years from the date of grant and the exercise price must be at least equal to 100% of the fair market value of the underlying Common Stock on the date of the grant. The exercise price may be paid in cash or in Common Stock at the discretion of the Committee. See "Payout Alternatives" and "Alternative Option Payments."

     TERMINATION OF EMPLOYMENT. Unless otherwise determined by the Committee, upon termination of an employee's service for any reason other than death, disability or termination for cause, the vested Incentive Stock Options and Non-statutory Stock Options shall be exercisable for a period of three months following termination. The Committee, in its discretion, may determine the time frame in which options may be exercised and may redesignate Incentive Stock Options as Non-statutory Stock Options. In the event of termination for cause, all rights under any Stock Options granted shall expire immediately upon termination. Notwithstanding the foregoing, the Plan now provides that in the event of a change in control of the Company or the Bank, as well as the case of death or disability, options will become fully vested and shall be exercisable for up to one year thereafter; provided that options not exercised within three months following a change in control shall be redesignated as Non-statutory Stock Options.

     LIMITED RIGHTS. Limited Rights are related to specific options granted and become exercisable in the event of a change in control of the Bank or the Company. Upon exercise, the optionee will be entitled to receive in lieu of purchasing the stock underlying the option, a lump sum cash payment equal to the difference between the exercise price of the related option and the fair market value of the shares of Common Stock subject to the option on the date of exercise of the right less any applicable tax withholding.

     STOCK AWARDS. The Plan also authorizes the granting of Stock Awards to employees and directors. The Committee has the authority to determine the dates on which Stock Awards granted will vest. The Plan now provides that all Stock Award grants immediately vest upon termination of employment following a change in control of the Company or the Bank, as well as following death or disability. Under the Plan the vesting of Stock Awards may also be made contingent upon the attainment of certain performance goals by the Company, Bank or grantee, which performance goals, if any, would be established by the Committee. An agreement setting forth the terms of the Stock Awards ("Stock Award Agreement") shall set forth the vesting period and performance goals that must be attained. The performance goals may be set by the Committee on an individual basis, for all Stock Awards made during a given period of time, or for all Stock Awards for indefinite periods. A Stock Award may only be granted from the shares reserved and available for grant under the Plan. No Stock Award that is subject to a performance goal is to be distributed to the employee until the Committee confirms that the underlying performance goal has been achieved.

     Stock Awards are generally nontransferrable and nonassignable as provided in the Plan. The Committee has the power, under the Plan, to permit transfers. When plan shares are distributed in accordance with the Plan, the recipients will also receive amounts equal to accumulated cash and stock dividends (if any) with respect thereto plus earnings thereon minus any required tax withholding amounts. Prior to vesting, recipients of Stock Awards may direct the voting of shares of Common Stock granted to them and held in the trust. Shares of Common Stock held by the Plan trust which have not been allocated or for which voting has not been directed are voted by the trustee in the same proportion as the awarded shares are voted in accordance with the directions given by all recipients of Stock Awards.

TAX TREATMENT

     STOCK OPTIONS. An optionee will generally not be deemed to have recognized taxable income upon grant or exercise of any Incentive Option Plan, provided that shares transferred in connection with the exercise are not disposed of by the optionee for at least one year after the date the shares are transferred in connection with the exercise of the option and two years after the date of grant of the options. If the holding periods are satisfied, upon disposal of the shares, the aggregate difference between the per share option exercise price and the fair market value of the Common Stock is recognized as income taxable at long term capital gains rates. No compensation deduction may be taken by the Company as a result of the grant or exercise of Incentive Stock Options, assuming those holding periods are met.

     In the case of the exercise of a Non-statutory Stock Option, an optionee will be deemed to have received ordinary income upon exercise of the stock option in an amount equal to the aggregate amount by which the per share exercise price is exceeded by the fair market value of the Common Stock. In the event shares received through the exercise of an Incentive Stock Option are disposed of prior to the satisfaction of the holding periods (a "disqualifying disposition"), the exercise of the option will be treated as the exercise of a Non-statutory Stock Option, except that the optionee will recognize the ordinary income for the year in which the disqualifying disposition occurs.
The amount of any ordinary income deemed to have been received by an optionee upon the exercise of a Non-statutory Stock Option or due to a disqualifying disposition will be a deductible expense of the Company for tax purposes.

     In the case of Limited Rights, the option holder would have to include the amount paid to him upon exercise in his gross income for federal income tax purposes in the year in which the payment is made and the Company would be entitled to a deduction for federal income tax purposes of the amount paid.

     STOCK AWARDS. When shares of Common Stock, as Stock Awards, are distributed, the recipient is deemed to receive ordinary income equal to the fair market value of such shares of the date of distribution plus any dividends and earnings on such shares (provided such date is more than six months after the date of grant) and the Company is permitted a commensurate compensation expense deduction for income tax purposes.

PAYOUT ALTERNATIVES

     The Committee has the sole discretion to determine what form of payment it shall use in distributing payments for all Awards. If the Committee requests any or all participants to make an election as to form of payment, it shall not be considered bound by the election. Any shares of Common Stock tendered in payment of an obligation arising under the Plan or applied to any tax withholding amounts shall be valued at the fair market value of the Common Stock. The Committee may use treasury stock, authorized but unissued stock or may direct the market purchase of shares of Common Stock to satisfy its obligations under the Plan.

ALTERNATE OPTION PAYMENTS

     The Committee also has the sole discretion to determine the form of payment for the exercise of an option. The Committee may indicate acceptable forms in the Award Agreement covering such options or may reserve its decision to the time of exercise. No option is to be considered exercised until payment in full is accepted by the Committee. The Committee may permit the following forms of payment for options: (a) in cash or by certified check; (b) through borrowed funds, to the extent permitted by law; or (c) by tendering previously acquired shares of Common Stock. Any shares of Common Stock tendered in payment of the exercise price of an option shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise.

AMENDMENT

     The Board of Directors may amend the Plan in any respect, at any time, provided that no amendment may affect the rights of an Award holder without his or her permission and provided that the exercise price of previously granted options may not be changed or modified without stockholder approval, unless, as specified in Section 15 of the Plan, the change or modification is made to prevent dilution, diminution or enlargement of the rights of the Award holder.

ADJUSTMENTS

     In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, or in the event a capital distribution is made, the Company may make such adjustments to previously granted Awards, to prevent dilution, diminution or enlargement of the rights of the Award holder. All Awards under this Plan shall be binding upon any successors or assigns of the Company.

NONTRANSFERABILITY

     Unless determined otherwise by the Committee, no Award under the Plan shall be transferable by the recipient other than by will or the laws of intestate succession or pursuant to a qualified domestic relations order. With the consent of the Committee, an employee or Outside Director may designate a person or his or her estate as beneficiary of any award to which the recipient would then be entitled, in the event of the death of the employee.

STOCKHOLDER VOTE

     Stockholders are being requested to ratify all amendments to the Plan. If stockholders fail to ratify Proposal 2, the Plan in the form attached hereto, will remain in full force and effect at the discretion of the Company's Board. The affirmative vote of a majority of the shares present at the Annual Meeting and eligible to be cast on Proposal 2 is required to ratify the Plan as amended.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE AMENDED AND RESTATED OCEAN FINANCIAL CORP. 1997 INCENTIVE PLAN.

                   PROPOSAL 3.  RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended December 31, 1997 were KPMG Peat Marwick LLP. The Company's Board of Directors has reappointed KPMG Peat Marwick LLP to continue as independent auditors for the Bank and the Company for the year ending December 31, 1998, subject to ratification of such appointment by the shareholders.

     Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS

     To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 1999 Annual Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders not later than November 19, 1998. Any such proposal will be subject to 17 C.F.R. (S) 240.14a-8 of the Rules and Regulations under the Exchange Act.

NOTICE OF BUSINESS TO BE CONDUCTED AT A SPECIAL OR ANNUAL MEETING

     The Bylaws of the Company set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to shareholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by shareholders must include the shareholder's name and address, as they appear on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

     A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD UPON WRITTEN REQUEST TO SALLY DENNIS, OCEAN FINANCIAL CORP., 975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08754-2009.

                                    By Order of the Board of Directors

                                    /s/ John K. Kelly
                                    -------------------
                                    John K. Kelly
                                    Corporate Secretary

Toms River, New Jersey
March 19, 1998


      YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.
          WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU
               ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN
                 THE ACCOMPANYING PROXY CARD IN THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.

--------------------------------------------------------------------------------
8888

                                REVOCABLE PROXY
                             OCEAN FINANCIAL CORP.
                        ANNUAL MEETING OF STOCKHOLDERS
                                April 23, 1998
                                  10:00 a.m.

                        ------------------------------
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints the Proxy Committee of the Board of Ocean Financial Corp. (the "Company"), each with full power of substitution to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at the Crystal Point Yacht Club, 3900 River Road at the Intersection of State Highway 70, Point Pleasant, New Jersey on April 23, 1998, at 10:00 a.m. and at any and all adjournments thereof.

        THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES AS DIRECTORS SPECIFIED UNDER PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
                  (Continued and to be signed on other side)

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                             OCEAN FINANCIAL CORP.

                                APRIL 23, 1998













                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
A [X] Please mark your
      votes as in this
      example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES AS DIRECTORS SPECIFIED UNDER PROPOSAL 1, "FOR" PROPOSAL 2, THE RATIFICATION OF THE AMENDED AND RESTATED INCENTIVE PLAN AND "FOR" PROPOSAL 3, THE CERTIFICATION OF ACCOUNTANTS.

                FOR all Nominees   VOTE WITHHELD
1. Election of                                     NOMINEES:
   Directors         [_]                [_]             Michael E. Barrett
   (except as                                           Donald E. McLaughlin
   marked to the contrary below)                        James T. Snyder


INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY
INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME
ON THE SPACE PROVIDED


---------------------------------------------


                                                  FOR   AGAINST   ABSTAIN
2. The ratification of the Amended and Restated
   Ocean Financial Corp. 1997 Incentive Plan.     [_]     [_]       [_]

3. The ratification of the appointment of KPMG
   Peat Marwick LLP as independent auditors of    [_]     [_]       [_]
   the Company for the fiscal year ending
   December 31, 1998.


   The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting and of a Proxy Statement dated March 19, 1998.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE















Signature(s)                                                    Dated
            -------------------------------------------------        -----------
NOTE: Please sign exactly as your name appears on this card. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.